                                                                    EXHIBIT 99.2

COMBINED FINANCIAL STATEMENTS

Precision Strip Companies

June 30, 2003 and December 31, 2002 and the six months ended June 30, 2003 and the year ended December 31, 2002 with Report of Independent Auditors

                            Precision Strip Companies

                          Combined Financial Statements

   June 30, 2003 and December 31, 2002 and the six months ended June 30, 2003 and the year ended December 31, 2002

                                TABLE OF CONTENTS

Report of Independent Auditors...................................       1

Audited Combined Financial Statements

Combined Balance Sheets..........................................       2
Combined Statements of Income....................................       4
Combined Statements of Changes in Shareholders' Equity ..........       5
Combined Statements of Cash Flows................................       6
Notes to Combined Financial Statements...........................       7

                         Report of Independent Auditors

The Board of Directors
Precision Strip Companies

We have audited the accompanying combined balance sheets of Precision Strip Companies (the Company) as of June 30, 2003 and December 31, 2002 and the related combined statements of income, changes in shareholders' equity, and cash flows for the six months ended June 30, 2003 and year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of Precision Strip Companies at June 30, 2003 and December 31, 2002 and the combined results of its operations and its cash flows for the six months ended June 30, 2003 and year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

                                                        [ERNST & YOUNG LLP LOGO]

July 17, 2003
Dayton, Ohio

                            Precision Strip Companies

                             Combined Balance Sheets
                                 (in thousands)

                                                                 JUNE 30, DECEMBER 31,
                                                                   2003       2002
                                                                 ---------------------
ASSETS
Current assets:
   Cash and cash equivalents                                     $     42   $     32
   Accounts receivable, net of allowance of $600 and $0 at
     June 30, 2003 and December 31, 2002, respectively             19,961     18,521
   Prepaid expenses                                                   103        192
   Steel inventories                                                  690        132
                                                                 -------------------
Total current assets                                               20,796     18,877

Property and equipment, at cost:
   Land and land improvements                                       3,503      3,503
   Machinery and equipment                                        113,577    105,675
   Buildings                                                       56,265     56,268
   Leasehold improvements                                           7,918      7,467
   Furniture and fixtures                                           5,658      5,402
   Automobiles and trucks                                          10,539      9,730
   Construction-in-process                                          9,943     13,409
                                                                 -------------------
                                                                  207,403    201,454

   Less accumulated depreciation and amortization                  62,672     57,854
                                                                 -------------------
Net property and equipment                                        144,731    143,600

Covenant not to compete, net of amortization of $3,611 and
   $3,430, respectively                                                 -        181
Trust assets primarily in fixed income securities                   1,980      1,877
Other assets                                                           76         94
                                                                 -------------------

Total assets                                                     $167,583   $164,629
                                                                 ===================

                                                                       JUNE 30, DECEMBER 31,
                                                                         2003       2002
                                                                       ---------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $  2,182   $  3,721
   Income taxes payable                                                      70         87
   Accrued liabilities:
     Payroll                                                              2,579      3,238
     Insurance                                                              750        243
     Taxes, other than income                                             1,512      1,149
     Other                                                                  161        157
   Long-term obligations due within one year                                396        396
                                                                       -------------------
Total current liabilities                                                 7,650      8,991

Long-term obligations due after one year                                 25,197     17,236

Deferred compensation liabilities                                         1,980      1,877

Shareholders' equity:
   Class A voting common stock, no par value:
     Authorized shares - 2,400
     Issued and outstanding shares - 1,132 at stated value after
       deducting 48 shares held in treasury                               1,970      1,970
   Class B nonvoting common stock, no par value:
     Authorized shares - 5,850
     Issued and outstanding shares - 2,472 at stated value after
       deducting 1,648 shares held in treasury                              120        120
   Additional capital                                                     1,365      1,365
   Retained earnings                                                    129,301    133,070
                                                                       -------------------
Total shareholders' equity                                              132,756    136,525
                                                                       -------------------
Total liabilities and shareholders' equity                             $167,583   $164,629
                                                                       ===================

See accompanying notes

                            Precision Strip Companies

                          Combined Statements of Income
                                 (in thousands)

                                             FOR THE       FOR THE
                                        SIX MONTHS ENDED  YEAR ENDED
                                             JUNE 30,    DECEMBER 31,
                                               2003         2002
                                        -----------------------------
Net sales                                    $  63,189    $ 121,801

Operating costs and expenses:
   Cost of sales                                38,504       72,518
   Selling, general and administrative           7,501       13,915
                                             ----------------------
                                                46,005       86,433
                                             ----------------------
Operating income                                17,184       35,368

Other (expense) income:
   Interest expense                               (247)        (786)
   Amortization                                   (192)        (383)
   Other expenses                                 (151)        (870)
   Other income                                    133          217
                                             ----------------------
                                               132,756      136,525
                                             ----------------------
Income before income taxes                      16,727       33,546

State and local income taxes                       170          217
                                             ----------------------
Net income                                   $  16,557    $  33,329
                                             ======================

See accompanying notes.

                            Precision Strip Companies

             Combined Statements of Changes in Shareholders' Equity
                                 (in thousands)

                                        COMMON SHARES
                                    ---------------------   ADDITIONAL  RETAINED
                                     CLASS A     CLASS B     CAPITAL     EARNINGS      TOTAL
                                    ----------------------------------------------------------
Balances at January 1, 2002         $   1,970   $     120   $   1,365   $ 110,515    $ 113,970
   Net income                               -           -           -      33,329       33,329
   Dividends paid (Note 5)                  -           -           -     (10,774)     (10,774)
                                    ----------------------------------------------------------
Balances at December 31, 2002           1,970         120       1,365     133,070      136,525
   Net income                               -           -           -      16,557       16,557
   Dividends paid (Note 5)                  -           -           -     (20,326)     (20,326)
                                    ----------------------------------------------------------
Balances at December 31, 2003       $   1,970   $     120   $   1,365   $ 129,301    $ 132,756
                                    ==========================================================

See accompanying notes.

                            Precision Strip Companies

                        Combined Statements of Cash Flows
                                 (in thousands)

                                                            FOR THE         FOR THE
                                                        SIX MONTHS ENDED   YEAR ENDED
                                                            JUNE 30,      DECEMBER 31,
                                                              2003           2002
                                                        ------------------------------
OPERATING ACTIVITIES
Net income                                                $     16,557    $     33,329
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                5,466           9,824
     Amortization                                                  192             383
     Changes in operating assets and liabilities:
       Accounts receivable                                      (1,440)           (749)
       Prepaid expenses                                             89               5
       Steel inventories                                          (558)           (132)
       Other assets                                                 18              74
       Accounts payable                                         (1,539)           (171)
       Accrued liabilities and income taxes payable                198             767
                                                          ----------------------------
Net cash provided by operating activities                       18,983          43,330

INVESTING ACTIVITIES
Additions to property and equipment, net of
   nominal disposals                                            (6,608)        (18,667)
                                                          ----------------------------
Net cash used by investing activities                           (6,608)        (18,667)

FINANCING ACTIVITIES
Dividends paid                                                 (20,326)        (10,774)
Net borrowings (payments) under revolving line of
   credit agreement                                              8,159         (13,490)
Payment of long-term debt and notes payable                       (198)           (396)
                                                          ----------------------------
Net cash used by financing activities                          (12,365)        (24,660)
                                                          ----------------------------

Net increase in cash and cash equivalents                           10               3
Cash and cash equivalents at beginning of year                      32              29
                                                          ----------------------------
Cash and cash equivalents at end of year                  $         42    $         32
                                                          ============================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
   Interest                                               $        257    $        814
                                                          ============================
   Income taxes                                           $        187    $        217
                                                          ============================

See accompanying notes.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF COMBINED BUSINESS

Precision Strip Companies (the Company) is comprised of the following entities:
Precision Strip, Inc., Precision Strip Transport, Inc., Precision Strip Leasing, Inc., Precision Strip Kenton, Inc., Precision Strip Kenton, Ltd., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals).

Precision Strip, Inc. is engaged in metals processing (primarily slitting) and storage and distribution of customer products. The facilities are located in Minster, Kenton, Middletown, and Tipp City, Ohio, Rockport and Anderson, Indiana, Bowling Green, Kentucky and Talladega, Alabama.

Precision Strip Transport, Inc. offers transportation services to Precision Strip, Inc.'s customers. These services are offered from the Minster, Kenton, Middletown, and Tipp City, Ohio plants as well as Anderson, Indiana, Bowling Green, Kentucky, and Talladega, Alabama locations.

Precision Strip Leasing, Inc. leases three processing lines to two customers in Indiana. The lines are covered by contracts that specify production and pricing requirements.

Precision Strip Kenton, LTD., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals) own and lease certain property to Precision Strip, Inc. and Precision Strip Transport, Inc.

Precision Strip Kenton, Inc. and Precision Strip, Inc. own 99% and 1%, respectively, of Precision Strip Kenton, LTD.

On June 30, 2003, Precision Strip Leasing, Inc. and Precision Strip Kenton, Inc. merged with and into Precision Strip, Inc. Precision Strip Kenton, LTD, PSI Limited Partnership, and J.E. Rentals contributed or otherwise transferred to Precision Strip, Inc. all of their assets and liabilities as of June 30, 2003.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF COMBINATION

The combined statements of the Company as of June 30, 2003 include the accounts of Precision Strip, Inc. and Precision Strip Transport, Inc. The combined statements of the Company as of December 31, 2002 include the accounts of Precision Strip, Inc., Precision Strip Transport, Inc., Precision Strip Leasing, Inc., Precision Strip Kenton, Inc., Precision Strip Kenton, LTD., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals). All significant intercompany accounts and transactions have been eliminated in the combination.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

The accounts receivable relates to customers located primarily in the United States. To reduce the credit risk, the Company performs credit investigations prior to establishing customer credit limits and reviews customer credit profiles on a continuous basis.

The Company provides an allowance for doubtful accounts, which is determined, based upon specific identification. The allowance for doubtful accounts was $600 at June 30, 2003 and zero at December 31, 2002.

CONCENTRATION OF CREDIT RISK

Two customers accounted for approximately 45% and 55% of total accounts receivable at June 30, 2003 and December 31, 2002, respectively. Total sales for the two customers accounted for approximately 43% and 52% for the six months ended June 30, 2003 and the year ended December 31, 2002, respectively. The Company extends trade credit to its customers on terms that are generally practiced in the industry, which generally does not require collateral or other security.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue is recognized at the time services are provided.

Shipping and handling costs are included in cost of sales on the statements of income.

DEPRECIATION AND AMORTIZATION

Depreciation is provided for on the straight-line method over the following estimated useful lives:

                   Buildings                                  40 years
                   Machinery and equipment                 10-20 years
                   Vehicles                                    5 years

Leasehold improvements are amortized on the straight-line method over the remaining term of the lease.

The covenant not to compete is being amortized over ten years by the straight-line method. As of June 30, 2003, the covenant not to compete was fully amortized.

The company's normal policy is to expense repairs made to capital assets as incurred. Repairs to machinery and equipment must result in an addition to the useful life of the asset before the costs are capitalized.

PROFIT SHARING PLAN

The Company sponsors a contributory profit sharing plan that covers substantially all employees. Contributions are based upon a percentage of qualifying wages. Profit sharing expense for the six months ended June 30, 2003 and the year ended December 31, 2002 was approximately $1,699 and $3,285, respectively.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company in estimating the fair value of financial instruments used the following methods and assumptions:

                Cash and cash equivalents - the amounts reported approximate market value.

                Trust assets - the amounts reported are at market value. Market values are based on quoted market prices.

                Long-term obligations - the amounts reported are at a carrying value, which approximates market value. Market values are determined using similar debt instruments currently available to the Company that are consistent with the terms, interest rates and maturities.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LONG-TERM OBLIGATIONS AND GUARANTEES

The Company's long-term obligations at June 30, 2003 and December 31, 2002 consisted of the following:

                                                                        JUNE 30, DECEMBER 31,
                                                                         2003       2002
                                                                        --------------------
Amount due under shared revolving line of credit                        $23,672   $15,513

Fixed term loan, due in monthly installments of $33 plus interest through March 1, 2008, bearing interest at 6.53%, secured by
certain equipment                                                         1,921     2,119
                                                                        -----------------
                                                                         25,593    17,632
Less current maturities of long-term obligations                            396       396
                                                                        -----------------
                                                                        $25,197   $17,236
                                                                        =================

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

2. LONG-TERM OBLIGATIONS AND GUARANTEES (CONTINUED)

The Company participates in a revolving line of credit agreement with a bank, which allows for borrowings of up to $40,000 at 0.50 percent above the LIBOR Rate (1.32% at December 31, 2002). The unsecured revolving line of credit agreement expires on February 1, 2005. The revolving line-of-credit and the fixed term loan have certain restrictive covenants including a maximum leverage ratio and minimum current and cash flow ratios and capital requirements.

The Company's future maturities of long-term obligations at June 30, 2003 are approximately as follows: 2004 -- $396, 2005 -- $24,068, 2006 -- $396, 2007 --
$396, 2008 -- $337, and thereafter -- $0.

3. OPERATING LEASE COMMITMENTS

Precision Strip Leasing, Inc. leases three processing lines at two locations in Indiana. The first processing line is located in New Carlisle, Indiana and was constructed in 1992. The initial contract was signed in July 1992 and was amended in 2000 to extend to December 31, 2007. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2003, this monthly minimum was $60.

The second processing line is located in East Chicago, Indiana and was constructed in 1994. The initial contract was signed in April 1994 and the initial eight-year term expired in April of 2002. The lease automatically renews for successive one-year periods unless the customer provides six months notice prior to the annual expiration that they wish to terminate. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Pricing is adjusted annually for changes in the CPI index. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2003, this monthly minimum was $88.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

3. OPERATING LEASE COMMITMENTS (CONTINUED)

The third processing line is also located in New Carlisle, Indiana. The initial contract was signed in February 1997 and the initial five-year term expired in August of 2002. The extended term runs through December 31, 2007. The customer may cancel the contract at any time during the extended term. If cancelled, the customer is responsible to pay $200 in liquidated damages multiplied by the percentage of time remaining on the extended term at the time of termination. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2003, this monthly minimum was $13.

The Company entered into an operating lease for its Bowling Green facility, which expires in April 2009. Future minimum rental commitments under operating leases at June 30, 2003 are as follows:

2004                                                                  $     982
2005                                                                        982
2006                                                                        982
2007                                                                        982
2008                                                                        982
Thereafter                                                                2,117
                                                                      ---------
Future minimum operating lease commitments                            $   7,027
                                                                      =========

Rent expense for the six months ended June 30, 2003 and the year ended December 31, 2002 was approximately $503 and $984, respectively.

4. INCOME TAXES

Precision Strip, Inc., Precision Strip Transport, Inc., Precision Strip Leasing, Inc., and Precision Strip Kenton, Inc., have elected to be treated as subchapter S corporations. As a result, the shareholders of these entities include the taxable income or loss of the company in their respective personal income tax returns and no provision for federal income tax is recorded. The election may be revoked by action of a majority of the shareholders in future years or may otherwise become inapplicable so that these entities would be subject to federal income tax.

                            Precision Strip Companies

                     Notes to Combined Financial Statements

                                  June 30, 2003
                  (In thousands, except per share information)

4. INCOME TAXES (CONTINUED)

PSI Limited Partnership and Precision Strip Kenton, Ltd are partnerships that file information tax return. The items of income and expense are allocated to the partners pursuant to the terms of the Partnership Agreement. Income taxes applicable to the Partnership's results of operations are the responsibility of the individual partners and have not been provided for in the accounts of the Partnership.

5. DIVIDENDS PAID

Dividends paid per company per share are as follows:

                                      FOR THE                 FOR THE
                                   SIX MONTHS ENDED          YEAR ENDED
                                    JUNE 30, 2003         DECEMBER 31, 2002
                                   ----------------------------------------
Precision Strip, Inc.                  $  5.35                 $    4.39
Precision Strip Transport, Inc.           0.00                     31.23
Precision Strip Leasing, Inc.            33.50                      6.72

6. SUBSEQUENT EVENT

On July 1, 2003, the shareholders of Precision Strip, Inc. sold all of their shares of stock in Precision Strip, Inc. to RSAC Management Corp., a wholly owned subsidiary of Reliance Steel & Aluminum Co. and the shareholders of Precision Strip Transport, Inc. sold all of their shares of stock in Precision Strip Transport, Inc. to RSAC Management Corp. Effective July 1, 2003, RSAC Management Corp. repaid the long-term debt in full.